SHARE EXCHANGE AGREEMENT

BY AND AMONG

DESERT MINING, INC.

AND

44 MAG PRODUCTION, INC.

AND

THE SHAREHOLDERS OF 44 MAG PRODUCTION, INC.

DATED AS OF NOVEMBER 16, 2004

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of November 16, 2004, by and among DESERT MINING, INC (“DESERT ”), a Nevada corporation and 44 MAG PRODUCTION, INC. (“44 MAG”) a Nevada corporation, and the SHAREHOLDERS OF 44 MAG PRODUCTION, INC. (“SHAREHOLDERS”).

WHEREAS, DESERT is a corporation organized under the laws of the State of Nevada and is a reporting issuer with the Securities and Exchange Commission (SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act);

WHEREAS, SHAREHOLDERS own 100% the issued and outstanding shares of Common Stock (the "Shares") of 44 MAG; and

WHEREAS, SHAREHOLDERS believe it is in their best interest to exchange the Shares for shares of the Common Stock, par value $.001 per share, of DESERT, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties desire this to be a tax-free exchange under the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1

Agreement to Exchange Shares for Common Stock.

On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, SHAREHOLDERS shall sell, assign, transfer, convey and deliver interest in Shares  representing 100% of the common stock of 44 MAG  to DESERT, and DESERT  shall accept the Shares interests from the SHAREHOLDERS in exchange for the shares of Common Stock as defined below.

Section 1.2

Closing.

The closing of such exchange (the "Closing") shall take place at 10:00 a.m M.S.T on the first business day after the conditions to closing set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the location decided by the parties subsequent to the signing of this Agreement.  At the Closing, SHAREHOLDERS certify to DESERT the transfer of their stock interest as evidenced on the ledger of 44 MAG.  In full consideration and exchange for the Share interests, DESERT shall deliver to SHAREHOLDERS shares of the Common Stock, par value $.001 per share (the "Common Stock") of DESERT as follows:

The number of shares of DESERT to be issued to the SHAREHOLDERS to acquire 100% of the issued and outstanding share interests of 44 MAG will be 2,500,000.  Immediately before the Closing, 44 MAG will provide to DESERT a full and complete list of all shares to be issued at the Closing, and all shares to be reserved for issuance.

Provided that 44 MAG  delivers certifications of stock interests by SHAREHOLDERS representing 100% of 44 MAG ’s issued and outstanding shares, the Closing shall take place, provided however that if closing has not occurred by November 30, 2004, either 44 MAG or DESERT may terminate this Agreement by written notice to the other parties, and no party shall be liable for any damages.

Upon Closing, 44 MAG shall become a wholly owned subsidiary of DESERT.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF 44 MAG

AND SHAREHOLDERS

44 MAG and SHAREHOLDERS hereby represent, warrant and agree as follows:

Section 2.1

Corporate Organization.

a.

44 MAG is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by 44 MAG or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of 44 MAG  (a "44 MAG  Material Adverse Effect");

b.

Copies of the Articles of Incorporation and By-laws of 44 MAG, with all amendments thereto to the date hereof, have been furnished to DESERT, and such copies are accurate and complete as of the date hereof.  The minute books of 44 MAG are current as required by law, contain the minutes of all meetings of the Board of Directors from date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors of 44 MAG.

Section 2.2

Capitalization of the Company

The authorized capital stock of 44 MAG consists of 100,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 par value per share.  As of the closing, 44 MAG will have  2,500,000 shares issued on a fully diluted basis, all of which will be duly authorized and validly issued, and fully paid and non-assessable, including shares which may be issued upon exercise of options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of 44 MAG.

Section 2.3

Subsidiaries and Equity Investments.  Except as listed on Schedule 2.3, 44 MAG has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4

Authorization and Validity of Agreements.  44 MAG has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by 44 MAG and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of 44 MAG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5

No Conflict or Violation.

The execution, delivery and performance of this Agreement by 44 MAG and SHAREHOLDERS does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of 44 MAG, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which 44 MAG or SHAREHOLDERS is a party or by which any of them is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of 44 MAG, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which 44 MAG is bound.

Section 2.6

Consents and Approvals

Schedule 2.6 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by 44 MAG and SHAREHOLDERS or the performance by 44 MAG and SHAREHOLDERS of its or their obligations hereunder.

Section 2.7

Financial Statements.  44 MAG was incorporated in Nevada on September 22, 2004  and commenced operations at that time. 44 MAG will furnish to DESERT, on or before ten (10) days prior to closing, unaudited financial statements and on or before sixty (60) days following to closing, audited financial statements from inception to the current date or as of the end of the most recent fiscal year if such date is different, (the financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto will be:

i.

prepared in accordance with generally accepted accounting principles;

ii.

present fairly, in all material aspects, the financial position, results of operations and changes in financial position of 44 MAG , as of such date and for the periods then ended;

iii.

are complete, correct and in accordance with the books of account and records of 44 MAG ;

iv.

can be reconciled with the financial statements and the financial records maintained and the accounting methods applied 44 MAG  for federal income tax purposes; and

v.

contain all entries recommended by 44 MAG 's Accountants.

Section 2.8

Absence of Certain Changes or Events.

Since its inception and except as set forth on Schedule 2.8:

(a)

44 MAG has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of 44 MAG.  44 MAG  does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of 44 MAG;

(b)

There has not been any substantive change in any method of accounting or accounting practice of 44 MAG;

(c)

There has not been any declarations, setting aside or payment of dividends or distributions with respect to shares of 44 MAG  or any redemption, purchase or other acquisition of any other 44 MAG 's securities; and

(d)

There has not been an increase in the compensation payable or to become payable to any director or officer of 44 MAG.

Section 2.9

Tax Matters.

All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of 44 MAG has been filed, and 44 MAG has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed.  All Taxes of 44 MAG have been paid or adequately provided for, and 44 MAG knows of no proposed additional tax assessment against 44 MAG not adequately provided for in the Financial Statements.  No deficiency for any Taxes has been asserted or assessed by a taxing authority against 44 MAG, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of 44 MAG.  In the ordinary course, 44 MAG makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by 44 MAG.  44 MAG has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

"Taxes" shall, for purposes of this Agreement, mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

Section 2.10.

Absence of Undisclosed Liabilities.

Except as set forth on Schedule 2.10 44 MAG has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of 44 MAG as of that date included in the Financial Statements other than liabilities incurred or accrued in the ordinary course of business since inception.  Except as shown in such balance sheets or in the notes to the Financial Statements, 44 MAG is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

Section 2.11

Interests in Real Property.

Except as listed on Schedule 2.11, 44 MAG does not own any item of real property.

Section 2.12

Personal Property

44 MAG owns all personal property ("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 2.12.  All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of 44 MAG:  (i) is in such operating condition repair as may be necessary to carry on the business of 44 MAG as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of 44 MAG.

Section 2.13

Licenses, Permits and Governmental Approvals.

44 MAG has all licenses, permits, franchises, authorizations and approvals issued or granted to 44 MAG by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), required to operate its business now being conducted.  Each License and Permit is valid and in full force and effect, and, to 44 MAG 's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect.  The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of 44 MAG 's business in the manner now conducted and as has been proposed by 44 MAG to be conducted.  Except as set forth in Schedule 2.13, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

Section 2.14

Compliance with Law.

The operations of 44 MAG have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over 44 MAG and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a 44 MAG  Material Adverse Effect.  44 MAG  has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to 44 MAG  or any of its assets, properties or operations.

Section 2.15.

Litigation.

Except as set forth on Schedule 2.15, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the 44 MAG 's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against 44 MAG or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of 44 MAG or the transactions contemplated by this Agreement, nor is any basis known to it for any such action, suit, proceeding or investigation.  Schedule 2.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations.  Neither 44 MAG nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any country, judicial, state or local court or governmental or regulatory authority or arbitrator, that would have a 44 MAG Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

Section 2.16

Contracts.

Schedule 2.16 sets forth a true and complete list of all material contracts, agreements and other instruments to which 44 MAG is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining 44 MAG  from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment").  Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof.  44 MAG has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to 44 MAG 's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default.  To the best of 44 MAG 's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

Section 2.17

Employee Plans.

Schedule 2.17 lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which 44 MAG maintains, or has any obligation to contribute to and 44 MAG  is in compliance with such plans.

Section 2.18

Insurance.

Schedule 2.18 lists the insurance and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of 44 MAG.  Except as set forth in Schedule 2.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to 44 MAG 's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement.  44 MAG is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in Schedule 2.18, there is no claim by 44 MAG pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

Section 2.19

Environmental Matters.

44 MAG has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a 44 MAG Material Adverse Effect.  44 MAG has not performed or suffered any act  which could give rise to, or has otherwise incurred liability to any person (governmental or not) under any Environmental Laws, nor has 44 MAG received notice of any such liability or any claim therefor.

Section 2.20

Labor Matters.

a.

Except as set forth in Schedule 2.20, as of the date hereof:

i.

44 MAG is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission;

ii.

44 MAG is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law);

iii.

44 MAG is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by 44 MAG nor does 44 MAG know of any activities or proceedings of any labor union to organize any such employees.  44 MAG has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

b.

Except as set forth in Schedule 2.20:

i.

44 MAG is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment;

ii

There is no unfair labor practice charge or complaint pending;

iii

There is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to 44 MAG 's best knowledge, threatened against or affecting 44 MAG , and 44 MAG  has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of 44 MAG  since August 20, 2003;

iv

There are no charges with respect to or relating to 44 MAG  pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

v

44 MAG has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of 44 MAG and no such investigation is in progress.

Section 2.21

Disclosure.

This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of 44 MAG in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.22

Survival.

Each of the representations and warranties set forth in this Article II shall be deemed represented and made by 44 MAG at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

The SHAREHOLDERS hereby represent, warrant and agree as follows:

Section 3.1

Title to Shares.

SHAREHOLDERS will have at the Closing, valid and marketable title to all of the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

Section 3.2

Authorization and Reliability of Agreement.  Each of the SHAREHOLDERS has the power to enter into this Agreement and to carry out the obligations hereunder.  This Agreement has been duly executed by SHAREHOLDERS, or their authorized representatives, and constitutes the valid and binding obligation of SHAREHOLDERS and is enforceable against SHAREHOLDERS in accordance with its terms.

Section 3.3

Investment Representation.

SHAREHOLDERS are acquiring the shares of Common Stock of DESERT for their own account and have no present arrangement or agreement for the sale, pledge or hypothecation of the shares of Common Stock of DESERT to any person or firm and SHAREHOLDERS have acknowledged, pursuant to separate representation agreement, that they are acquiring the shares of Common Stock of DESERT in good faith for the purposes of investment, that the shares of Common Stock of DESERT have not been registered under the Securities Act of 1933, as amended, and that they have agreed to the placement of a restrictive legend thereon.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DESERT

DESERT represents warrants and agrees as follows:

Section 4.1

Corporate Organization

(a)

DESERT is a corporation duly organized, validly existing and in good standing

Under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted, and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by DESERT or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of DESERT  (a "DESERT  Material Adverse Effect").

(b)

Copies of the Articles of Incorporation and By-laws of DESERT, with all amendments thereto to the date hereof, have been furnished to SHAREHOLDERS and 44 MAG, and such copies are accurate and complete as of the date hereof.  The minute books of DESERT are current as required by law, contain the minutes of all meetings of the Board of Directors, committees of the Board of Directors from the date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors and committees of the Board of Directors of DESERT.

Section 4.2

Capitalization of DESERT; Title to the Shares.   The authorized capital stock of DESERT consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 9,898,000 shares are outstanding as of the date hereof (the "DESERT Shares").  All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof.  The DESERT Shares are the sole outstanding shares of capital stock of DESERT, and there are outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of DESERT as identified on Schedule 4.2(a).  A certified copy of DESERT’s Shareholder list as of the date hereof is annexed hereto as Schedule 4.2.

Section 4.3

Subsidiaries and Equity Investments.  DESERT has no subsidiaries.

Section 4.4

Authorization and Validity of Agreements.

DESERT has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by DESERT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of DESERT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.5

No Conflict or Violation.  The execution, delivery and performance of this Agreement by DESERT does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of DESERT, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which DESERT is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of DESERT, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which DESERT is bound.

Section 4.6

Consents and Approvals.

No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by DESERT or the performance by DESERT of its obligations hereunder.

Section 4.7

Financial Statements.  DESERT has furnished to 44 MAG and SHAREHOLDERS, audited financial statements as of and for the years ended on December 31, 2002 and December 31, 2003, and the unaudited financial statements for the period ended September 30, 2004 (the "Financial Statements"). The Financial Statements, including the notes hereto:

i

were prepared in accordance with generally accepted accounting principles;

ii

present fairly, in all material respects, the financial position, results of operations and changes in financial position of DESERT as of such dates and for the periods then ended;

iii

are complete, correct and in accordance with the books of account and records of DESERT;

iv

can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by DESERT for federal income tax purposes; and

v

contain all entries recommended by DESERT 's Accountants.

Section 4.8.

Absence of Certain Changes or Events.

Since September 30, 2004,

a.  DESERT does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of DESERT;

b.  There has not been any substantive change in any method of accounting or accounting practice of DESERT;

c.  There have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of DESERT or any redemption, purchase or other acquisition of any other DESERT's securities; and

d.  There has not been increase in the compensation payable or to become payable to any director or officer of DESERT.

Section 4.9

Tax Matters.

All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of DESERT has been filed, and DESERT has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed.  All Taxes of DESERT have been paid or adequately provided for and DESERT knows of no proposed additional tax assessment against DESERT not adequately provided for in the Financial Statements.  No deficiency for any Taxes has been asserted or assessed by a taxing authority against DESERT, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of DESERT.  In the ordinary course, DESERT makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by DESERT.   DESERT has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

Taxes shall for purposes of this Agreement mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

Schedule 4.9 sets forth an accurate and complete list of all tax loss carry-forwards.

Section 4.10

Absence of  Liabilities.  DESERT has no indebtedness or liability, absolute or contingent, known or unknown, of any kind or nature not shown or provided for in the most recent Financial Statement.  DESERT is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.  As of the Closing, DESERT will have 9,898,000 shares of common stock issued and outstanding other than the shares being issued to the shareholders of 44 MAG pursuant to this Agreement. DESERT will have no indebtedness, accounts payable or other liabilities in excess of an aggregate of $5,000 as of the Closing.

Section 4.11

Interests in Real Property.

DESERT does not own or lease any real property, except for that listed on Schedule 4.11.

Section 4.12

Personal Property.

DESERT owns all personal property ("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 4.12.  All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of DESERT:  (i) is in such operating condition repair as may be necessary to carry on the business of DESERT as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of DESERT.

Section 4.13

Licenses, Permits and Governmental Approvals.

DESERT owns no leases, licenses, permits, franchises, authorizations or approvals, except those listed on Schedule 4.13.

Section 4.14

Litigation.

There are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the DESERT 's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against DESERT or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of DESERT or the transactions contemplated by this Agreement, nor is any basis known to DESERT for any such action, suit, proceeding or investigation.   Neither DESERT nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a DESERT Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

Section 4.15

Contracts.

Other than listed on Schedule 4.15, DESERT is not a party to any agreement.

Section 4.16

Investment Intent.

The Shares will be acquired hereunder solely for the account of DESERT, for investment, and not with a view to the resale or distribution thereof.

Section 4.17

SEC Matters.

DESERT has filed with the SEC all reports (collectively, the “SEC Documents”) required to be filed by reporting companies pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of DESERT included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of DESERT as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).   DESERT has complied with all laws, rules and regulations applicable to the issuance of its shares of common stock.

Section 4.18

Disclosure.

This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of DESERT in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 4.19

Survival.

Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by DESERT at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary hereof.

ARTICLE V

COVENANTS

Section 5.1

Certain Changes and Conduct of Business.

From and after the date of this Agreement until the Closing, DESERT and 44 MAG shall engage in no activities other than those in conformity with this Agreement.

Section 5.2

Access to Properties and Records.

44 MAG shall afford DESERT, and DESERT shall afford to 44 MAG 's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 5.3

Public Announcement.

Within four days of Closing, with the assistance of 44 MAG, DESERT shall file with the SEC a Form 8-K describing the share exchange transaction.  Unless otherwise required by applicable law or approved by both DESERT and 44 MAG, the parties hereto shall consult with each other before issuing any other notice or press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 5.4

Resignation of DESERT 's Officer and New Appointments.

On the date of the Closing, DESERT shall receive the resignation of Peter K. Nelson as Chief Executive Officer of DESERT and DESERT shall have caused Randall B. Anderson to be appointed as Chief Executive Officer and a director of  DESERT.  Peter K. Nelson shall remain on the board of directors of DESERT as Chairman and shall remain President, Secretary and Treasurer of DESERT.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1      The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which be waived, in whole or in part, to the extent permitted by applicable law.

a.

The obligations of DESERT to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)

Each of the representations and warranties of 44 MAG contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.  DESERT shall have received a certificate of the principal executive officer of 44 MAG to such effect.

(ii)

44 MAG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  DESERT shall have received a certificate of the principal executive officer of 44 MAG to such effect.

b.

The obligations of 44 MAG to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)

Each of the representations and warranties of DESERT contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.  44 MAG shall each have received a certificate of the principal executive officer of DESERT to such effect.

(ii)

DESERT shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  44 MAG shall have received a certificate of the principal executive officer of DESERT to such effect.

(iii)

Mr. Peter K. Nelson of DESERT shall have submitted his resignation as Chief Executive Officer, which resignation shall be in form and substance satisfactory to 44 MAG, and shall duly appoint Randall B. Anderson as a director and Chief Executive Officer of DESERT.

(iv)

RESERVED.

(v)

44 MAG shall have received the consent to this Agreement from one hundred percent (100%) of its shareholders.

(vi)

DESERT shall deliver to 44 MAG a certified copy of its shareholder list dated as of the closing, and a copy of its instruction letter to its transfer agent authorizing the issuance of the shares to be issued pursuant to this Agreement.

(vii)

DESERT’s common stock shall be trading on the OTC Bulletin Board without extension on its symbol.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1

Survival of Provisions.

The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the-consummation of the transactions contemplated by this Agreement.  In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 7.2

Successors and Assigns

No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

Section 7.3

Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 7.4

Entire Agreement.

This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 7.5

Counterparts.

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DESERT, INC.

By:  /s/ Peter K. Nelson

Peter K. Nelson, President

44 MAG PRODUCTION, INC.

By:  /s/ Randall B. Anderson

Randall B. Anderson, President

SHAREHOLDER APPROVAL AND CERTIFYING SIGNATURE PAGE

TO 44 MAG/DESERT SHARE EXCHANGE AGREEMENT

Name

# of shares

Signature

William M. Allen

500,000

______________________________

Randall B. Anderson

500,000

______________________________

Pamela D. Anderson

100,000

______________________________

Donna S. Colli

200,000

______________________________

Jacob T. Cooper

150,000

______________________________

Don L. Fort, Jr.

200,000

______________________________

John J. Heinz

100,000

______________________________

Christopher M. Hogle

200,000

______________________________

Edward P. Kalinoski

200,000

______________________________

David J. Redeker

250,000

______________________________

Shannon L. Vannoy

100,000

______________________________

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:

DESERT, Inc. (Referred to hereinbelow as the “Company”)

SECURITY:

Common Stock, par value $.001

QUANTITY:_______________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

1.

Investment.  (a)  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)

I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)  I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.

DATE PURCHASER

Name:

(Printed)

2